UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2015

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China Fruits Corporation

(Exact Name of Registrant as Specified in Charter)

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Nevada

(State or Other Jurisdiction of Incorporation)

0-22373

(Commission File Number)

90-0315096

(I.R.S. Employer Identification No.)

Bldg. 3 Sec. 7, 188 Nan Si Huan Xi Rd.

Fengtai Dist. Beijing, P. R. China

(Address of Principal Executive Offices) (Zip Code)

+86 (10) 6792-8610

(Registrant's Telephone Number, Including Area Code)

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Copies to:

Greentree Financial Group, Inc.

7951 SW 6th Street, Suite 216

Plantation, FL 33324

(954) 424-2345 Tel

(954) 424-2230 Fax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 13, 2015, the Registrant announced the appointment of Mr. Li, Lin Feng to the position of Chief Financial Officer of the Registrant as approved by the Board of Directors, and effective immediately.

Mr. Li is a certified public accountant in China, member of the Association of Chartered Certified Accountants. From July of 1990 through May of 2015, Mr. Li worked in North China Petroleum Administration Bureau; Hua Jian Certified Public Accountants Co.; Beijing Huarong Culture Investment Company and Beijing Meiying Huada Investment Advisory Co., Ltd. at the positions as Accounting Manager, Project Manager, Chief Financial Officer and General Manager in Investment Department. Mr. Li has more than ten years experiences in Financial Management, has worked in the position as Chief Financial Officer for more than five years, and has worked in the CPA firm as an auditor for more than three years. Mr. Li is experienced in establishing accounting system and accounting policy, managing capital and auditing. He is also experienced in merger and acquisition of the companies, has more than 5 years experiences in fundraising and capital management.

Mr. Li received his MBA from Beijing Technology University.

Mr. Li worked as Chief Financial Officer of the Registrant from August 2010 through August 2011, other than which, the Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Li had or is to have a direct or indirect material interest.

On May 13, 2015, Mr. Li, Ze resigned as Chief Financial Officer of the Registrant as approved by the Board of Directors, and effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China Fruits Corporation

DATED: May 15, 2015	By:	/s/ Chen, Quan Long
Chen, Quan Long President